Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated October 1, 2019 with respect to the consolidated financial statements of Recon Technology, Ltd for the years ended June 30, 2019 and 2018 appearing in Recon Technology, Ltd’s Annual Report on Form 20-F for the year ended June 30, 2019, filed with the Securities and Exchange Commission, and to the reference to our firm under the heading “Experts”.

/s/ Friedman LLP

New York, New York

November 12, 2019